                                  Exhibit 5.1


                               October 30, 1998



Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA  01824

    RE:  Brooks Automation, Inc. Registration Statement on Form S-8
         ----------------------------------------------------------

Ladies and Gentlemen:

    We are general counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 2,390,000 preferred share purchase rights (the "Rights"). On July 23, 1997, the Board of Directors of the Company declared a dividend of one Right for each share of Common Stock, $.01 par value, outstanding on August 12, 1997, upon the terms and subject to the conditions set forth in the Company's Stockholder Rights Agreement (the "Rights Agreement"). The 2,390,000 Rights being registered pursuant to the Registration Statement represent one Right that may be issued in connection with each share of the Company's Common Stock issuable upon exercise of options granted or to be granted under the Company's 1992 Combination Stock Option Plan (the "1992 Plan"), 1993 Nonemployee Director Stock Option Plan (the "1993 Plan") and 1995 Employee Stock Purchase Plan (the "1995 Plan").

    In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. A copy of the Certificate of Incorporation of the Company as in effect on the date hereof;

         2. A copy of the By-Laws of the Company as in effect on the date hereof;

         3. The corporate minute books or other records of the Company relating to the proceedings of stockholders and directors of the Company;

         4.  The 1992 Plan;

         5.  The 1993 Plan;

         6.  The 1995 Plan;

         7.  The Rights Agreement; and

         8.  The Registration Statement.

Brooks Automation, Inc.
October 30, 1998
Page 2


    For purposes of this opinion, we have assumed without any investigation:
(1) the legal capacity of each natural person; (2) the genuineness of each signature; (3) the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy; and (4) the completeness, accuracy and proper indexing of all governmental records.

    We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

    Our opinion contained herein is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and to federal law.

    Our opinion hereafter expressed is based solely upon: (1) our review of the Documents; (2) discussions with certain officers of the Company with respect to the Documents; (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (4) such review of published sources of law as we have deemed necessary.

    Based upon and subject to the foregoing, we are of the opinion that the Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement and with the terms of the 1992 Plan, the 1993 Plan and the 1995 Plan, the Rights will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                         Very truly yours,

                         BROWN, RUDNICK, FREED & GESMER
                         By:  Brown, Rudnick, Freed & Gesmer, P.C. a partner

                         By: /s/ Philip J. Flink
                             -------------------------------------
                             Philip J. Flink, a Member
                             hereunto duly authorized

PJF/LML/JRS